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                                                                   EXHIBIT 10(c)




                  EXPANDABLE WRAPAROUND MORTGAGE LOAN AGREEMENT

         AGREEMENT, dated as of October 31, 1983, between ATLANTIC CITY BOARDWALK ASSOCIATES, L.P., a New Jersey limited partnership (the "Company"), and THE CLARIDGE AT PARK PLACE, INCORPORATED, a New Jersey corporation (the "Lender").

         Pursuant to the "Operating Lease" (as such quoted term is hereinafter defined), the Company desires to borrow from the Lender certain sums to finance the purchase of "FF&E Replacements" and to fund any "Facility Maintenance Shortfalls" (as such quoted terms are defined in the Operating Lease). The Lender is willing to lend such amounts to the Company, subject to and upon the terms and conditions set forth herein and in the Operating Lease but only if the Company executes and delivers the "Wraparound Mortgage" to the Lender (as such quoted term is hereinafter defined) which mortgage secures repayment of (i) the "Wraparound Note" (as such quoted term is hereinafter defined) and (ii) certain advances made by the Lender under the Operating Lease to finance the purchase of FF&E Replacements and any Facility Maintenance Shortfall.

                          NOW, THEREFORE, IT IS AGREED:

                             SECTION 1. DEFINITIONS.

         For all purposes of this Agreement, unless the context otherwise requires:

         "Act" shall mean the Casino Control Act of New Jersey, as amended, N.J.S.A. (5:12-1, et seq.)

         "Affiliate" of any person shall mean (a) any other person controlling, controlled by, or under common control with, such person and (b) any director, officer or employee of such person.

         "Basic Interest" shall mean for any Fiscal Year, interest computed at the rate of fourteen percent (14%) per annum on the average of the Loan outstanding as of the end of each day during such Fiscal Year (based on a 360-day year consisting of twelve 30-day months), decreased by the amount of any Deferred Interest for such Fiscal Year.

         "Business Day" shall mean any day which is not a Saturday or a Sunday and on which banks in the State of New York or New Jersey are not authorized or required to close.

         "Capitalized Lease Obligation" shall mean all lease obligations which have been or should be, in accordance with generally accepted accounting principles, capitalized on the books of the lessee.

         "Casino Expansion Agreement" shall have the meaning specified in the Operating Lease.

         "Claridge Company" shall mean either the Holding Company (only for so long as it holds any capital stock of Lender) or Claridge Limited, a New Jersey limited partnership.

         "Claridge Hotel and Casino" shall mean collectively, the Claridge Land, the Hotel Assets and the Gaming and Other Assets, and all replacements thereof, additions thereto and proceeds thereof.

         "Claridge Land" shall mean the real property described in the Wraparound Mortgage and from and after any expansion referred to in ss.4.11 hereof, the real property, if any, required to be subjected to a lien and mortgage in favor of Lender under such ss.4.11.
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         "Collateral" shall mean all real, personal and intangible property securing (or intended to be securing) the obligations of the Company hereunder and under the Note and Wraparound Mortgage.

         "Company" shall mean Atlantic City Boardwalk Associates, L.P., its successors and assigns.

         "Cumulative Deferred Interest" shall mean the accumulated total of Deferred Interest which shall accrue without interest during the term of the Loan, minus any prepayments of Deferred Interest pursuant to ss.2.5 hereof.

         "Current Liabilities" of any person shall be determined on a tax basis and on a consolidated basis for such person and shall include, as of the date of determination thereof, (a) all indebtedness payable on demand or maturing within one year after such date without any option on the part of the obligor to extend or renew beyond such year, (b) final maturities, installment and prepayments of indebtedness (including, with respect to the Note, not only required prepayments, but also optional prepayments on and after notice thereof has been given pursuant to Section 2) required to be made within one year after such date and (c) all other items (including taxes accrued as estimated and reserves for deferred income taxes) which, on a tax basis, would be included on a balance sheet as current liabilities.

         "DEWNJ" shall mean Del E. Webb New Jersey, Inc., a New Jersey corporation.

         "Deferred Interest" shall mean for each Fiscal Year set forth in Column I below the corresponding amount set forth in Column II below:

          Column I                           Column II
          --------                           ---------
        (Fiscal Year)                   (Deferred Interest)
           1983                             $1,000,000
           1984                              4,000,000
           1985                              4,000,000
           1986                              4,000,000
           1987                              4,000,000
           1988                              3,000,000

         "ERISA" shall mean, at any date, the Employee Retirement Income Security Act of 1974 and the regulations thereunder, all as the same shall be in effect at such date.

         "Event of Default" shall have the meaning specified in ss.5.1 hereof.

         "FF&E Notes" shall have the meaning specified in the Operating Lease.

         "Financial Statements" shall mean, for any person, the balance sheet, profit and loss statement and statement of changes in financial position of such person as at the end of and for the applicable period.

         "First Mortgage" shall mean, collectively, the mortgage loan agreement, and any and all other agreements, instruments and documents delivered in connection with that certain $80,000,000 loan made by First National State Bank to the Lender of even date herewith, which loan is secured by a first lien on the Claridge Hotel and Casino.
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         "Fiscal Year" means each period of twelve consecutive months during the term of the Loan and this Agreement which shall commence on January lst and end on December 31st of each year; except that the first Fiscal Year shall be a period ending on December 31, 1983 and beginning on the Closing Date and the last Fiscal Year shall be a period ending on the Maturity Date and beginning on the immediately preceding January lst.

         "Gaming and Other Assets" shall mean the tangible and intangible assets sold by DEWNJ to the Lender pursuant to an asset purchase agreement, dated of even date herewith, between DEWNJ and the Lender.

         "Government Securities" shall mean obligations of the United States government or any agency thereof and obligations guaranteed by the United States government or any agency thereof.

         "Ground Lease" shall mean the ground lease of the Claridge Land by Claridge Limited to the Company, dated of even date herewith, as amended, modified or supplemented from time to time in accordance with its terms and the terms hereof.

         "hereof", "herein", "hereunder" and "hereby" and like terms shall mean and refer to all provisions of this Agreement rather than to a particular section, subsection, clause or portion of this Agreement.

         "Holding Company" shall mean the Claridge Hotel and Casino Corporation, a New York corporation.

         "Hotel Assets" shall mean the real and personal property sold by Claridge Limited to the Company pursuant to agreement of sale, dated of even date herewith, between Claridge Limited and the Company.

         "Indebtedness" shall have the meaning specified in the Wraparound Mortgage.

         "indebtedness" of any person shall mean all items which, in accordance with generally accepted accounting principles, would be included (without double counting) in determining total liabilities of such person on a consolidated basis (whether or not such person has personal liability therefor) as shown on the liability side of a balance sheet as.at the date Indebtedness is to be determined and, in any event, shall include any liability secured by any mortgage, pledge, lien or security interest in property owned or acquired (whether or not such liability shall have been assumed), Capitalized Lease Obligations and guarantees, endorsements (other than for collection in the ordinary course of business) and other contingent obligations in respect of the obligations of others.

         "Limited Partnership Agreement" shall mean the Agreement of Limited Partnership of the Company, dated the date hereof, as amended, modified or supplemented from time to time in accordance with its terms and the terms of the First Mortgage, among Robert K. Swanson, Everett L. Mangam, T. Edward Plant and AC Boardwalk Partners Corporation as general partners and the limited partners and special limited partners identified therein.

         "Loan" shall have the meaning specified in ss.2.1(c) hereof.

         "Maintenance Shortfall Notes" shall have the meaning specified in the Operating Lease.

         "Management Agreement" shall mean the management agreement dated of even date herewith, as amended, modified or supplemented from time to time between the Lender and DEWNJ.

         "Maintenance Services Contract" shall mean the maintenance services contract dated of even date herewith between the Company, as owner, and DEWNJ, as manager, with respect to facility maintenance and engineering services.

         "Maturity Date" shall mean September 30, 2000 or such earlier date as the whole of the Indebtedness becomes due and payable.



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         "Net Refinancing Proceeds" shall mean an amount equal to the difference between (i)the proceeds of any mortgage financing, refinancing or borrowing by the Company, repayment of which is secured by its interests in the Claridge
Hotel and Casino (regardless of any application of such proceeds to payment or prepayment of indebtedness) and (ii) $80,000,000 less the amount of any amortization of the Wraparound Mortgage.

         "Notes" shall have the meaning specified in ss.2.2 hereof.

         "Operating Lease" shall mean the lease and sublease of the Hotel Assets and Claridge Land, respectively from the Company to the Lender, dated of even date herewith, as amended, modified or supplemented from time to time in accordance with its terms and the terms hereof, all as more particularly described therein.

         "Permitted Exceptions" shall have the meaning specified in the Wraparound Mortgage.

         A "person" shall include an individual, a corporation, an association, a joint stock company, a business trust, a partnership, a joint venture, an unincorporated organization, or a government or any agency or political subdivision thereof.

         "Second Mortgage" shall mean the second mortgage, dated the date hereof, by the Company in favor of Claridge Limited, securing to the extent of $47,000,000 the purchase price of certain assets sold by Claridge Limited to the Company.

         "Secured Subordinated Debt" shall mean Subordinated Debt secured by liens on or security interests in the Collateral, such liens and security interests having been subordinated to the liens and security interests in favor of the Lender pursuant to agreements in form and substance satisfactory to the Lender, and in any event shall include, without limitation, the indebtedness described in clause (ii) of the definition of Subordinated Debt.

         "Security Instruments" shall have the meaning specified in the Wraparound Mortgage.

         "Subordinated Debt" of the Company shall mean all indebtedness of the Company for borrowed money, which shall have been subordinated to the prior payment in full of such person's indebtedness to the Lender by the execution and delivery to the Lender by the lender and the Company, prior to the creation of such indebtedness, of agreements of subordination in form and substance satisfactory to the Lender.

         "Superior Mortgages" shall mean, collectively, the First Mortgage and the Second Mortgage.

         "Wraparound Mortgage" shall mean the expandable wraparound mortgage, dated the date hereof, as amended, modified or supplemented from time to time in accordance with its terms and the terms hereof, by the Company in favor of the Lender.

         SECTION 2. AMOUNT AND TERMS OF LOAN.

         Section 2.1. LOAN. (a) Subject to and upon the terms and conditions herein set forth, including, without limitation, the definitions contained in
Section 1 hereof and the Representations and Warranties in Section 6 hereof, the Company shall become indebted to the Lender in the amount of $127,000,000. Such indebtedness shall be incurred simultaneously with the execution of this Agreement at the offices of Messrs. Davis Polk & Wardwell, 1 Chase Manhattan Plaza, New York, New York and shall be evidenced by a promissory note to the order of the Lender substantially in the form of Exhibit 2.2 annexed hereto (together with any modification, amendment, substitution, replacement or renewal thereof, the "Wraparound Note") which shall be dated the date hereof and duly executed by the Company. Subject to earlier acceleration, the Wraparound Note shall mature on September 30, 2000 and shall be subject to prepayment as provided in this Section 2.


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         (b) Subject to and upon the terms and conditions set forth herein and in the Operating Lease, including, without limitation, the definitions contained in Section 1 hereof, the Representatives and Warranties in Section 6 hereof, and the terms and conditions in Section 6.3 of the Operating Lease, the Company may become further indebted to the Lender in amounts and at the times provided in the Operating Lease, shall be evidenced by either "FF&E Notes" or "Maintenance Shortfall Notes" (as such quoted terms are defined in the Operating Lease).

         (c) The aggregate outstanding principal balance, from time to time, of the Wraparound Note and any FF&E Notes or Maintenance Shortfall Notes is hereinafter collectively referred to as the "Loan". The Wraparound Note and any FF&E Notes or Maintenance Shortfall Notes are hereinafter collectively referred to as the "Notes".

         Section 2.2. PRINCIPAL AND INTEREST PAYMENTS UNDER WRAPAROUND NOTE. The Company shall pay the Lender interest on the Wraparound Note, and repay principal of the Wraparound Note, as follows:

         (a) Basic Interest shall be payable in arrears during each Fiscal Year in equal monthly installments and shall be paid to the Lender within 10 days after the end of the month in question.

         (b) Cumulative Deferred Interest shall be due and shall be paid on the Maturity Date.

         (c) mandatory payments of principal shall be due and shall be paid as follows:

         (i) On the last day of each month in the Fiscal Year set forth in Column I below, one-twelfth of the corresponding amount set forth in Column II below:

          Column I                           Column II
          --------                           ---------
        (Fiscal Year)                    (Principal Payment)
           1988                             $1,000,000
           1989                              3,000,000
           1990                              5,000,000
           1991                              5,000,000
           1992                              6,000,000
           1993                              7,000,000

         (ii) On December 31, 1993, the sum of $53,000,000.

         (d) On the Maturity Date, the remainder of outstanding principal balance of the Wraparound Note shall be paid, together with all accrued and unpaid Basic Interest, if any, and all other payments due from the Company to the Lender under the Wraparound Note, this Loan Agreement or the Wraparound Mortgage.

         Section 2.3. PRINCIPAL AND INTEREST PAYMENTS UNDER FF&E NOTES AND MAINTENANCE SHORTFALL NOTES. The Company shall pay the Lender interest on, and repay the principal of, the FF&E Notes and Maintenance Shortfall Notes as set forth therein and in the Operating Lease.

         Section 2.4. LATE PAYMENT. Any payment of the Loan not paid when due shall, to the extent permitted by law, bear interest at the rate of three percent (3%) per annum over the rate announced from time to time by Del E Webb Corporation's lead lending bank or, if there is no such bank, by Morgan Guaranty Trust Company of New York at its main office in New York City as its prime rate, from the due date of such payment until such payment is made.

         Section 2.5. REQUIRED PREPAYMENT. In the event, and whenever, Net Refinancing Proceeds are available to the Company from time to time in any Fiscal Year, the Company shall pay such Net Refinancing Proceeds to the

Lender to be applied in prepayment of the Second Mortgage and the balance, if any, to prepayment,first, of the Wraparound Note and then to prepayment of any FF&E Notes and Maintenance Shortfall Notes, ratably in proportion to their respective outstanding principal balances.

         Section 2.6. PREPAYMENT FROM INSURANCE PROCEEDS. The Company shall, from time to time until payment in full of the Indebtedness, and the performance of all its other obligations hereunder and under the other Security Instruments, within ten days following the receipt by the Company of any payment of proceeds of any insurance required to be maintained pursuant to Section 3.3(a) hereof on account of each separate loss, damage or injury in excess of $1,000,000 to any Collateral, apply an amount equal to such proceeds to the prepayment of the Loan, without premium, to the extent such proceeds (or an amount equal to the same) shall not have been expended or committed for the repair or replacement of such Collateral in accordance with the terms of the Superior Mortgages or Wraparound Mortgage, and shall not have been applied to prepayment of the notes secured by the Superior Mortgages pursuant to the terms thereof. Such prepayments shall be applied to the Indebtedness in the following priority:

         First:            Cumulative Deferred Interest.
         Second:           accrued and unpaid Basic Interest.
         Third:            the principal balance of the Wraparound Note.
         Fourth:           accrued and unpaid interest on any FF&E Notes or
                           Maintenance Shortfall Notes, ratably in proportion to their respective outstanding principal balances.
         Fifth:            the principal balance of any FF&E Notes, or
                           Maintenance Shortfall Notes, ratably in proportion to their respective outstanding principal balances.

         Section 2.7. PREPAYMENT FROM CONDEMNATION AWARDS. The Company shall, from time to time until payment in full of the Indebtedness and the performance of all its other obligations hereunder and under the other Security Instruments, upon the receipt of any "Award" (as such quoted term is defined in the Wraparound Mortgage), apply an amount equal to the Award (or such lesser amount if the Indebtedness outstanding at such time is less than the amount of the Award) to prepayment of the Loan, without premium, to the extent such Award (or an amount equal to the same) shall not have been expended or committed for the repair or replacement of Collateral in accordance with the terms of the Superior Mortgages or Wraparound Mortgage and shall not have been applied to prepayment of the notes secured by the Superior Mortgages pursuant to the terms thereof. Such prepayments shall be applied to the Indebtedness in the priority set forth in Section 2.6.

         Section 2.8. OPTIONAL PREPAYMENTS. Upon not less than ten (10) days' prior written notice to the Lender and upon compliance with the items and conditions of the Superior Mortgages, the Company shall have the right, without premium, to prepay the Loan from time to time in part in amounts of $100,000 or an integral multiple thereof or at any time in whole. Upon the giving of notice of prepayment pursuant to this Section 2.8, the amount therein specified to be prepaid shall be due and payable on the date therein specified for such prepayment, together with accrued interest thereon to such date at the rate of fourteen percent (14%) per annum with respect to the Wraparound Note and any FF&E Notes and ten percent (10%) per annum with respect to any Maintenance Shortfall Notes. No prepayment pursuant to this Section 2.8 of less than the entire Loan shall be credited to or relieve the Company to any extent from its obligation to make any prepayment required by Section 2.6 or Section 2.7 hereof. Such optional prepayments shall be applied by the Lender, first to prepayment of the First Mortgage, second to the prepayment of the Second Mortgage and then to the Indebtedness in the priority set forth in Section 2.6.

         Section 2.9. DAY OF PAYMENT. Whenever any payment to be made hereunder or on the Notes or Wraparound Mortgage shall become due and payable on a day which is not a Business Day, such payment may be made in the next succeeding Business Day and, in the case of any payment of principal, such extension of time shall in such case be included in computing interest on such payment.



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         Section 2.10. METHOD OF PAYMENT. The Company shall make each payment hereunder and under the Notes or Wraparound Mortgage, not later than 1:00 p.m. (New York City time) on the day when due in lawful money of the United States of America to the Lender at its office at The Claridge Hotel and Casino, Indiana Avenue at The Boardwalk, Atlantic City, New Jersey 08401 or at such other place as the Lender may from time to time designate, in immediately available funds, without offset, abatement or deduction except as set forth in Section 2.11 hereof.

         Section 2.11. SUSPENSION OF PAYMENTS. The Company may suspend payment of any installment of interest or principal under the Notes for so long as and to the extent that Lender (or any affiliate of Del E. Webb Corporation) fails to make its basic rental payments to the Company under the Operating Lease.

         SECTION 3. AFFIRMATIVE COVENANTS.

         The Company covenants and agrees that, until all Indebtedness is paid in full, unless specifically waived by the Lender in writing:

         Section 3.1. FINANCIAL STATEMENTS AND OTHER INFORMATION. The Company shall furnish or cause to be furnished to the Lender:

         (a) as soon as practicable and in any event within 120 days after the close of each fiscal year of the Company, commencing with the fiscal year ending December 31, 1983, Financial Statements of the Company and prepared on a tax basis prepared in accordance with generally accepted accounting principles consistently applied, as at the end of and for the fiscal year just closed, setting forth the corresponding figures of the previous fiscal year in comparative form, all in reasonable detail and certified by Peat, Marwick, Mitchell & Co. or such other independent public accountants selected by the Company and reasonably satisfactory to the Lender; and concurrently with such Financial Statements, a written statement signed by such independent accountants to the effect that, in making the examination necessary for their certification of such Financial Statements, they have not obtained any knowledge of the existence of any Event of Default or other act, condition or event which, with the giving of notice or lapse of time, or both, as specified in ss. 5.1 hereof would constitute such an Event of Default, or if such independent accountants shall have obtained from such examination any such knowledge, they shall disclose in such written statement the Event of Default or other act, condition or event and the nature thereof, it being understood that such independent accountants shall be under no liability, directly or indirectly, to anyone for failure to obtain knowledge of any such Event of Default or act, condition or event;

         (b) as soon as practicable and in any event within 120 days after the close of each such fiscal year, commencing with the fiscal year ending December 31, 1983 and promptly upon the occurrence of any Event of Default, a certificate signed by or on behalf of the managing general partner of the Company stating
(i) that a review of the activities of the Company during such period has been made with all due diligence in light of the purposes therefor under their immediate supervision with a view to determining whether the Company has observed, performed and fulfilled (or caused to be observed, performed and fulfilled) all covenants and obligations under this Agreement, and (ii) to the knowledge of the signatories to such certificate, that there existed during such period no Event of Default and no act, condition or event which, with the giving of notice or lapse of time, or both, as specified in ss. 5.1 hereof, would constitute such an Event of Default, or if any such Event of Default, act, condition or event existed, specifying the nature thereof, the period or existence thereof and the action proposed to be taken, or which has been taken, with respect thereto;

         (c) promptly upon receipt thereof, copies of all financial reports if any, submitted to the Company by its auditors in connection with each annual or interim audit of their respective books by such auditors;

         (d) promptly upon the issuance thereof, copies of all material notices, reports or other communications submitted by (and relating or purporting to relate to the financial condition of) the Company to, or received by the Company from, the New Jersey Casino Control Commission or any other governmental agency, including, without limitation, the monthly, quarterly and annual reports required under Chapter 45-1.6 of the regulations issued pursuant to the Act, and the annual audit report required by Chapter 45-1.7 of such regulations (N.J.A.C. 19:45-1.6, 1.7), and all reports, notices or statements sent by the Company or to the extent to which the Company has knowledge thereof and access thereto by such Commission or such agencies to the holders of any indebtedness of the Company or to the trustee under any indenture under which the same is issued; and

         (e) promptly upon the receipt of notice thereof, written notice of any litigation, including arbitrations and of any proceedings before any governmental agency which would, if successful, materially and adversely affect the Company or where the amount involved exceeds $500,000 in excess of insurance coverage or, in any event, which exceeds $10,000,000.

         Section 3.2. TAXES AND CLAIMS. The Company shall duly pay and discharge
(a) all taxes, assessments and governmental charges upon or against the Company or its property or assets prior to the date on which penalties attach thereto, unless and to the extent that such taxes are being diligently contested in good faith and by appropriate proceedings, and appropriate reserves therefor have been established, and (b) all lawful claims, whether for labor, materials, supplies, services or anything else which might or could, if unpaid, become a lien or charge upon the property or assets of the Company, unless and to the extent only that the same are being diligently contested in good faith and by appropriate proceedings and appropriate reserves therefor have been established.

         Section 3.3. INSURANCE.

         (a) The Company shall (i) keep its property adequately insured at all times with insurance carriers rated "A" under Bests Directory of Insurance Companies and licensed to do business in New Jersey against loss or damage by fire and other hazards, (ii) maintain adequate insurance at all times with insurance carriers so rated against liability on account of damage to persons and property and under all applicable workmen's compensation laws, and (iii) maintain adequate insurance covering such other risks as the Lender may reasonably request. For the purposes of this Section 3.3(a), insurance shall be deemed adequate if the same is not less extensive in coverage and amount than is customarily maintained by Del E. Webb Corporation at its other hotels and satisfies the requirements of ss.10.01 of the Management Agreement and ss.ss.
4.1 and 4.2 of the Operating Lease. All insurance covering Collateral shall provide that, in the case of each separate loss in excess of $1,000,000 and subject to the rights of the holders of the Superior Mortgages, the full amount of insurance proceeds with respect thereto shall be payable to the Lender as mortgagee, secured party, or otherwise as its interest may appear, to be applied in accordance with Section 2.6 hereof, and shall further provide for at least thirty (30) days' prior notice to the Lender of the cancellation or substantial modification thereof.

         (b) The Company shall, from time to time upon request of the Lender, promptly furnish or cause to be furnished to the Lender evidence, in form and substance satisfactory to the Lender, of the maintenance of all insurance required by this Section 3.3 to be maintained, including, but not limited to, such originals or copies as the Lender may request of policies, certificates of insurance, riders and endorsements relating to such insurance and proof of premium payments.

         Section 3.4. BOOKS AND RESERVES.  The Company shall:

         (a) maintain, at all times, fair and representative books, records and accounts in which fair and representative entries shall be made of its transactions in accordance with tax basis accounting principles consistently applied, and

         (b) by means of appropriate quarterly entries, reflect in its accounts and in all Financial Statements furnished pursuant to Section 3.1 hereof proper liabilities and reserves for all taxes and proper reserves for depreciation, renewals and replacements, obsolescence and amortization of its property and bad debts, all in accordance with generally accepted accounting or tax basis principles consistently applied, as above described.

         Section 3.5. PROPERTIES IN GOOD CONDITION. The Company shall keep (or cause to be kept) its property in good repair, working order and condition and, from time to time, make (or cause to be made) all needful and proper repairs, renewals, replacements, additions and improvements thereto, so that the business carried on may be conducted at all times in accordance with prudent business management.

         Section 3.6. INSPECTIONS. The Company shall allow any representative of the Lender to visit and inspect any of its property, to examine the books on account and other records and files of same, to make copies thereof and to discuss the affairs, business, finances and accounts of the Company with its respective officers and employees, all at such reasonable times and as often as the Lender may request.

         Section 3.7. PAY INDEBTEDNESS TO THE LENDER AND PERFORM OTHER COVENANTS. The Company shall (a) make full and timely payment of the Indebtedness, (b) duly comply with all the terms and covenants contained in the Security Instruments, all at the times and places and in the manner set forth therein, and (c) at all times maintain the liens and security interests provided for under or pursuant to this Agreement as valid and perfected liens and security interests on the property intended to be covered thereby.

         Section 3.8. COMPLIANCE WITH LAWS. The Company shall at all times comply in all material respects with all provisions of the Act and all regulations issued thereunder, or interpretations thereof, and all other applicable statutes, regulations and ordinances, and do all acts, make all applications, file all reports, make all disclosures and pay all fees necessary to obtain and maintain all permits, licenses and construction or operation certificates required in order to use and operate the Claridge Hotel and Casino in accordance with the Act, such regulations and interpretations and such other applicable laws.

         Section 3.9. COMPLIANCE WITH SUPERIOR MORTGAGES. The Company covenants to comply with all of the terms and conditions of the Superior Mortgages other than those with respect to the payment of principal and interest under the Superior Mortgages, which payments the Lender has agreed to pay pursuant to
Section 7 hereof.

         SECTION 4. NEGATIVE COVENANTS.

         The Company covenants and agrees that, until the Indebtedness is paid in full, the Company shall not, without the prior written consent of the Lender and the holders of the Superior Mortgages:

         Section 4.1. MORTGAGES, LIENS, ETC. Create, incur assume or suffer to exist any mortgage, pledge, security interest, encumbrance, lien or charge of any kind upon or defect in title to or restriction upon the use of any property or assets of any character of the Company, whether owned at the date hereof or hereafter acquired, or upon the Claridge Land, or hold or acquire any property or assets of any character under conditional sales, finance lease or other title retention agreements, except:

         (a) mortgages, liens, pledges and security interests in favor of the Lender;

         (b) the Operating Lease and any mortgages, liens, .pledges and security interests in connection with an expansion of the Claridge Hotel and Casino pursuant to the Casino Expansion Agreement;

         (c) (i) liens arising out of judgments or awards in respect of which the Company shall in good faith be prosecuting an appeal or proceedings for review and in respect of which the Company shall have secured a subsisting stay of execution pending such appeal or proceedings for review, provided the Company shall have set aside on its books adequate reserves with respect to such judgment or award; (ii) liens for taxes, assessments or governmental charges or levies, provided payment and discharge thereof shall not at the time be required in accordance with the provisions of Section 3.2 hereof; (iii) deposits, liens or pledges to secure payments of workmen's compensation, unemployment insurance, old age pensions or other social security obligations, or the performance of bids, tenders, leases, contracts (other than contracts for the payment of money), public or statutory obligations, surety, stay or appeal bonds, or other similar obligations arising in the ordinary course of business; (iv) mechanics', workmen's, repairmen's, warehousemen's, vendors' or carriers' liens, or other similar liens arising in the ordinary course of business and securing sums which are not past due, or deposits or pledges to obtain the release of any such liens provided payment and discharge thereof shall not at the time be required in accordance with the provisions of Section 3.2 hereof; and (v) zoning restrictions, easements, licenses, restrictions on the use of real property or minor irregularities in title thereto, which do not materially impair the use of such property in the operation of the business of the Company or the value of such property for the purpose of such business;

         (d) purchase money mortgages or other purchase money liens or security interests (including, without limitation, finance leases) granted to the Lender by the Company to the extent securing amounts loaned by the Lender to the Company in excess of the aggregate amount of such loans which are to be secured by the Wraparound Mortgage, upon any fixed or capital assets hereafter acquired, provided that (i) no such mortgage, lien or security interest shall extend to or Cover any other property of the Company and (ii) such mortgages, liens or security interests have been subordinated to the lien and security interest created under the Wraparound Mortgage, pursuant to one or more agreements in form and substance satisfactory to the Lender;

         (e) liens securing Secured Subordinated Debt;

         (f) in addition to those permitted under subparagraph (d) of this ss. 4.1, purchase money mortgages or other purchase money liens or security interests (including, without limitation, finance leases) upon any fixed or capital assets hereafter acquired by the Company, provided that (i) no such mortgage, lien or security interest shall (x) extend to or cover any other property of the Company or (y) secure any indebtedness other than in respect of the purchase price of the asset so acquired, and (ii) the principal amount of the indebtedness secured by all such mortgages, liens or security interests, (x) incurred in any calendar year shall not exceed $1,000,000 and (y) shall not exceed, in the aggregate outstanding at any one time, $5,000,000; and

         (g) mortgages, liens and security interest existing on the date hereof which are described in Schedule 4.1 annexed hereto, but not the extension of coverage to other property, extension of maturity, refunding or modification thereof in whole or in part.

         Section 4.2. INDEBTEDNESS. Create, incur, assume or suffer to exist, contingently or otherwise, any indebtedness, except:

         (a) the Indebtedness;

         (b) unsecured Current Liabilities of the Company incurred in the ordinary course of business other than those which are for money borrowed or are evidenced by bonds, debentures, notes or other similar instruments;

         (c) Indebtedness (not overdue) secured by mortgages, liens or security interests permitted by ss. 4.1 (b), (c), (d), (f) and (g) hereof;

         (d) Indebtedness under guarantees or for other contingent liabilities to the extent permitted by ss.4.4 hereof;

         (e) unsecured Suborindated Debt and Secured Subordinated Debt;

         (f) Indebtedness of the Company to the Lender evidenced by Maintenance Shortfall Notes; and

         (g) Indebtedness existing on the Closing Date which is described in
Schedule 4.1 annexed hereto, but not the increase, modification, refunding or extension of maturity thereof, in whole or in part.

         Section 4.3. LOANS, INVESTMENTS AND GUARANTEES. Lend or advance money, credit or property to any person, or invest in (by capital contribution or otherwise), or purchase or repurchase the stock or indebtedness, or all or a substantial part of the assets or properties, of any person, or guarantee, assume, endorse or otherwise become responsible for (directly or indirectly or by any instrument having the effect of assuring any person's payment or performance or capability) the indebtedness, performance, obligations, stock or dividends of any person, or agree to do any of the foregoing, except:

         (a) endorsement of negotiable instruments for deposit or collection in the ordinary course of business;

         (b) investments in (i) Government Security maturing not more than one year after the date of acquisition thereof, (ii) open market commercial paper, issued by any corporation organized and doing business under the laws of the United States of America or any state thereof, with a maturity not in excess of nine months from the date of acquisition thereof which has the highest credit rating by either Standard & Poor's Corporation or Moody's Investors Service, Inc., (iii) certificates of deposit issued by any bank, trust company or savings and loan association organized under the laws of the United States of America or any state thereof having a combined capital and surplus of not less than $30,000,000 and maturing not more than one year after the date of acquisition thereof, (iv) short-term repurchase agreements with commercial banks having a combined capital and surplus of not less than $30,000,000 relating to Government Securities, (v) shares of a money market investment company registered under the Investment Company Act of 1940 investing primarily in one or more of the short-term instruments specified in clauses (i) through (iv) above and having assets in excess of $30,000,000 and (vi) any eligible 'investment' or "cumulative investment" as defined in, or other required investment under, ss. 144(c) of the Act;

         (c) investments representing stock or obligations issued to the Company in settlement of claims against any other person by reason of an event of bankruptcy or a composition or readjustment of debt or a reorganization of any debtor of the Company;

         (d) investments representing the indebtedness of the Company owing as a result of the sale by the Company in the ordinary course of business of products or services or tangible personal property no longer required in its business;

         (e) loans by the Lender to the Company secured by the Wraparound Mortgage and liens referred to in Section 4.1(d) hereof; and

         (f) guaranties in favor of the Lender;

         Section 4.4. MERGER, SALE OF ASSETS, DISSOLUTION, ETC. Except as required or permitted pursuant to the Ground Lease or Operating Lease, enter into any transaction of merger or consolidation, or transfer, sell, assign, lease, or otherwise dispose of (other than sales of finished products in the ordinary course of business) any of its property or assets or any of its notes or accounts receivable, or any stock (other than directors' qualifying shares), or any assets or properties necessary or desirable for the proper conduct of its business, or change the nature of its business, or wind up, liquidate or dissolve, or agree to do any of the foregoing, except that the Company may sell, assign or transfer any single item of tangible property having an original cost of less than $500,000 so long as the time of any such sale or transfer there shall exist no Event of Default nor event which with the giving of notice or passage of time would constitute an Event of Default; however, that the aggregate amount of any such sales in any one calendar year may not exceed $1,000,000 and the Company may sell to the Lender the Hotel Assets in connection with any requirement under the Operating Lease that the Lender purchase same or an election by the Lender to purchase the same.

         Section 4.5. LEASE-BACKS. Prior to the payment in full of the First Mortgage, enter into any arrangements, directly or indirectly, with any person, whereby the Company shall sell or transfer any property, whether now owned or hereafter acquired, used or useful in their respective businesses, in connection with the rental or lease of the property so sold or transferred or of other property which the Company intends to use for substantially the same purpose or purposes as the property so sold or transferred.

         Section 4.6. TRANSACTIONS WITH INSIDERS. Except for the Operating Lease and the Maintenance Services Contract or as may be required or permitted pursuant to the Ground Lease or operating lease, directly or indirectly purchase, acquire or lease any property from, or sell, transfer or lease any property to, any general or limited partner, stockholder, director, officer, agent or employee of the Company or any Claridge Company or any relative thereof, or any person in which any one or more of such partners, stockholders, directors, officers, agents or employees have directly or indirectly in the aggregate more than a 5% beneficial interest ("insiders"), on terms less favorable to the Company or such Claridge Company than those that might be obtained by persons not so related to such insiders, provided, however, that the foregoing shall not prohibit complimentary food, room, beverages or entertainment furnished to insiders in the ordinary course of business.

         Section 4.7. TRANSACTIONS WITH AFFILIATES. Except for the Ground Lease, Operating Lease and Maintenance Services Contract or as may be required or permitted thereunder, directly or indirectly purchase, acquire or lease any property from, or sell, transfer or lease any property to, or enter into any other transaction with, any Affiliate of the Company or any Claridge Company, or any relative thereof, except on terms that are no less favorable to the Company or such Claridge Company as terms available from persons who are not Affiliates.

         Section 4.8. COMPLIANCE WITH ERISA.

         (a) Terminate employee benefit plans maintained by the Company, if any, so as to incur any material liability to the Pension Benefit Guaranty Corporation established pursuant to ERISA; allow or suffer to exist any prohibited transaction involving any of such employee benefit plans or any trust created thereunder which would subject the Company to a material tax or penalty on prohibited transactions imposed under Code Section 4975 or ERISA; fail to pay to any such employee benefit plan or to any multiemployer plan within the meaning of Section 3(37) of ERISA any material contribution which it is obligated to pay under the terms of such plan; or allow or suffer to exist any occurrence of a reportable event, or any other event or condition, which presents a material risk of termination by the Pension Benefit Guaranty Corporation of any such employee benefit plan if such Termination would result in any material liability of the Company to the Pensions Benefit Guaranty Corporation.

         (b) As used in this ss. 4.8, the terms "employee benefit plans" and "reportable event" shall have the respective meanings assigned to them in ERISA, and the terms "prohibited transaction" shall have the meanings assigned to it in Code Section 4975 and ERISA; provided, however, that the term "employee benefit plan" shall not include any "multiemployer plan".

         Section 4.9. AMENDMENT OF CERTAIN AGREEMENTS. Except as otherwise provided herein, the Company shall not amend the First Mortgage, Second Mortgage, Limited Partnership Agreement or the operating Lease or Ground Lease (except as required by their terms or pursuant to the Casino Expansion Agreement), without the prior written consent of the Lender, which consent shall not be unreasonably withheld, any amendment thereto without such consent being null and void.

         Section 4.10. RENTAL OBLIGATIONS. The Company shall not incur, create, assume or permit to exist, in respect of leases, including, without limitation, Capitalized Lease obligations, of real or personal property, rental obligations or other commitments thereunder, or make any direct or indirect payment, whether as rent or otherwise, for fixed or minimum rentals, percentage rentals, property taxes or insurance premiums, in any calendar year in the aggregate in excess of the sum of One Million and 00/100 ($1,000,000.00) Dollars, plus an amount equal to Fifty Thousand and 00/100 ($50,000,000) Dollars times the number of calendar years elapsed since the Closing Date; provided, however, that the foregoing limitation of this Section 4.10 shall not apply to obligations or other commitments under (a) leases (which may be Capitalized Lease Obligations) for
(i) data processing equipment, (ii) telephone equipment, (iii) shuttle buses or
(iv) advertising signs, entered into in connection with the operation of the Claridge Hotel and Casino, (b) leases, including, without limitation, Capitalized Lease Obligations, which are either (i) for a term of one (1), year or less, or (ii) cancellable by the Company on not more than sixty (60) days' notice, or (c) the Ground Lease or Operating Lease.

         Section 4.11. EXPANSION. The Company shall not borrow any funds or acquire property in connection with, or commence construction for, any expansion of the Claridge Hotel and Casino, without first providing or causing to be provided to the Lender such agreements, documents and other writings, including without limitation mortgages, security agreements, title reports, opinions of counsel and evidence of insurance, in each case in form, scope and substance reasonably satisfactory to the Lender, as may be requested by the Lender, in order to create, perfect and preserve a lien on and security interest in any and all real and personal property acquired or to be acquired in connection with such expansion which would not otherwise become subject to the Wraparound Mortgage, which security interest and lien shall be subject only to the First Mortgage (or any replacement, renewal or refinancing thereof), the Second Mortgage and any security interest and lien granted in connection with an expansion of the Claridge Hotel and Casino pursuant to the Casino Expansion Agreement.

         SECTION 5. DEFAULTS AND REMEDIES.

         Section 5.1. EVENTS OF DEFAULTS. If any one or more of the following events (herein called "Events of Default") shall occur for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative governmental body), that is to say:

         (a) if default shall be made in the due and punctual payment of the principal of the Notes, when and as the same shall become due and payable, whether at maturity or at a date fixed for prepayment pursuant to Section 2 or by acceleration or otherwise and such default shall continue for five (5) Business Days, unless and for so long as the Company suspends payment of any installment of interest or principal under the Notes as permitted pursuant to
Section 2.11 hereof;

         (b) if default shall be made in the due and punctual payment of any installment of interest on the Notes, when and as such interest installment shall become due and payable and such default shall continue for five (5) Business Days;

         (c) if default shall be made in the performance or observance of, or shall occur under, any covenant, agreement or provision contained in this Agreement or in any other Security Instrument or if any such instrument or document shall terminate or become void or unenforceable without the written consent of the Lender and such default, termination, voidness or unenforceability is not capable of cure or if capable of cure is not cured within twenty (20) Business Days after notice of same is given by the Lender to the Company;

         (d) if the Company shall default in the payment of any principal, interest or premium with respect to any indebtedness of such person for borrowed money or any obligation which is the substantive equivalent thereof (including, without limitation, obligations under conditional sales contracts, finance leases and the like) or under any agreement or instrument under or pursuant to which any such indebtedness or obligation may have been issued, created, assumed or guaranteed by the Company and such default shall continue for more than the period of grace, if any, therein specified, or if any such indebtedness or obligation shall be declared due and payable prior to the stated maturity thereof and, in any case, such default shall have a materially adverse impact on the Company;

         (e) if any representation or warranty or any other statement of fact herein or in any writing, certificate, report or statement at any time furnished to the Lender pursuant to or in connection with this Agreement, the Security Instruments or otherwise, shall be false or misleading in any material respect;

         (f) if the Company shall generally not be paying its debts as they become due; file a petition or seek relief under or take advantage of any insolvency law; make an assignment for the benefit of its creditors; commence a proceeding for the appointment of a receiver, trustee, liquidator, custodian or conservator of itself or of the whole or substantially all of its property; file a petition or an answer to (and admitting the allegations made in) a petition under any chapter of the Bankruptcy Reform Act of 1978, as amended (11 U.S.C. ss. 101 et seq.); or file a petition or seek relief for the Company, or take advantage of any other similar law or statute of the United States of America, any state thereof or any foreign country;

         (g) if a court of competent jurisdiction shall enter an order, judgment or decree appointing or authorizing a receiver, trustee, liquidator, custodian or conservator of the Company or of the whole or substantially all of the property of any thereof, or enter an order for relief against the Company in any case commenced under any chapter of the Bankruptcy Reform Act of 1978, as amended, or grant relief under any other similar law or statute of the United States of America, any state thereof or any foreign country; or if, under the provisions of any law for the relief or aid of debtors, a court of competent jurisdiction or a receiver, trustee, liquidator, custodian or conservator shall assume custody or control or take possession of the Company or of the whole or substantially all of its property; or if there is commenced against the Company any proceeding for any of the foregoing relief or if a petition, is filed against the Company under any chapter of the Bankruptcy Reform Act of 1978, as amended, or under any other similar law or statute of the United States of America or any state thereof or any foreign country and such proceeding or petition remains undismissed for a period of 60 days; or if the Company by any act indicates its consent to, approval or acquiescence in any such proceeding or petition; or

         (h) if there shall occur the filing of a lien against the Claridge Hotel and Casino, or any part thereof, the payment and discharge of which shall be required in accordance with Section 3.2 hereof;

         (i) if any judgment against the Company or any attachment or execution against any of its property for any amount in excess of $500,000 remains unpaid, unstayed and undismissed for a period of more than forty-five (45) days;

         (j) if any license, permit or certificate of the Company necessary for the operation, use or occupancy of the Claridge Hotel and Casino as a hotel and casino is denied or revoked or terminated or if the Company fails to maintain itself as a duly organized and validly existing limited partnership under the laws of the state of New Jersey; or

         (k) if the Ground Lease shall be terminated;

then and in any such event, and at any time thereafter, if such or any other Event of Default shall then be continuing the Lender may, at its option, declare the Indebtedness to be due and payable, whereupon the maturity of the Indebtedness shall be accelerated and the same, and all Interest accrued thereon, shall forthwith become due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Note to the contrary notwithstanding.

         Section 5.2. SUITS FOR ENFORCEMENT. In case any one or more Events of Default shall occur and be continuing, the Lender may proceed to protect and enforce its rights or remedies either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, agreement or other provision contained herein, in the Note or in any other Security Instrument, or to enforce the payment of the Note or any other legal or equitable right or remedy.

         Section 5.3. RIGHTS AND REMEDIES CUMULATIVE. No right or remedy herein conferred upon the Lender is intended to be exclusive of any other right or remedy contained herein, in the Notes or in any other Security Instrument, and every such right or remedy shall be cumulative and shall be in addition to every other such right or remedy contained herein and therein or now or hereafter existing at law or in equity or by statute, or otherwise.

         Section 5.4. RIGHTS AND REMEDIES NOT WAIVED. No course of dealing between the Company and the Lender or any failure or delay on the part of the Lender in exercising any rights or remedies hereunder shall operate as a waiver of any rights or remedies of the Lender and no single or partial exercise of any rights or remedies hereunder shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder.

         SECTION 6. REPRESENTATIONS AND WARRANTIES.

         In order to induce the Lender to enter into this Agreement and to make the Loan as herein provided for, the Company makes the following representations and warranties which shall survive the execution and delivery of this Agreement and the Notes:

         Section 6.1. PARTNERSHIP STATUS. The Company is a duly organized and validly existing limited partnership under the laws of the State of New Jersey, and has the power and authority to own its property and to transact the business in which it is engaged or presently proposes to engage.

         Section 6.2. PARTNERSHIP POWER AND AUTHORITY. The Company has the power to borrow and to execute, deliver and carry out the terms and provisions of this Agreement, the Notes and all other Security Instruments, and the Company has taken or caused to be taken all necessary action (including, but not limited to, the obtaining of any consent required by the Limited Partnership Agreement) to authorize the execution, delivery and performance of this Agreement, the borrowing hereunder, the making and delivery of the Note, and the execution, delivery and performance of the other Security Instruments.

         Section 6.3. NO VIOLATION OF AGREEMENTS. The Company is not in default under any indenture, mortgage, deed of trust, agreement or other instrument to which it is a party or by which it may be bound. Neither the execution and delivery of this Agreement, the Note or any of the other Security Instruments, nor the consummation of the transactions herein and therein contemplated, nor compliance with the provisions hereof or thereof will violate any law or regulation, or any order or decree of any court or governmental instrumentality, or will conflict with, or result in the breach of, or constitute a material default under, any indenture, mortgage, deed of trust, agreement or other instrument to which the Company (except in favor of the Lender or the holders of the Superior mortgages) is a party or by which it may be bound, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property of the Company thereunder, or violate any provision of the Limited Partnership Agreement.

         Section 6.4. BINDING EFFECT. This Agreement, the Notes and each of the other Security Instruments constitute the legal, valid and binding obligations of the Company, and are enforceable against the Company in accordance with their respective terms, except to the extent that the enforceability of such obligations may be subject to bankruptcy, insolvency, moratorium and other similar laws affecting the rights of creditors generally.

         Section 6.5. NO BURDENSOME AGREEMENTS. The Company is not a party to any agreement or instrument or subject to any restriction not referenced herein materially and adversely affecting its operations, business, properties or financial condition.

         Section 6.6. NO LITIGATION. There are no actions, suits or proceedings pending, or to the knowledge of the Company threatened, against or affecting the Company before any court, arbitrator or governmental or administrative body or agency which, if adversely determined, would result in any material adverse change in the business, operations, properties or assets or in the condition, financial or otherwise, of the Company. The Company is not in default in any material respect under any applicable statute, rule, order, decree or regulation of any court, arbitrator or governmental body or agency having jurisdiction over the Company.

         Section 6.7. GOOD TITLE TO PROPERTIES. The Company has good and marketable title to all its property and assets reflected on its projected Financial Statements or acquired subsequent to the respective dates thereof, subject to no liens, mortgages, pledges, security interests, encumbrances or charges of any kind, except the Permitted Exceptions or as would otherwise be permitted under the provisions of this Agreement.

         Section 6.8. TRADEMARKS, PATENTS, ETC. The Company possesses all the trademarks, trade names, copyrights, patents, licenses, or rights in any thereof, adequate for the conduct of its business as now conducted and presently proposed to be conducted, without conflict with the rights or claimed rights of others. No trademarks owned by or licensed to the Company is registered in the United States Patent and Trademark Office.

         Section 6.9. GOVERNMENTAL ACTION. No action of, or filing with, any governmental or public body or authority (other than normal reporting requirements, filing of financing statements under the Uniform Commercial Code, recording of the Second Mortgage or obtaining of any governmental consents, licenses or permits pursuant to the Act, all of which have been made or obtained) is required to authorize, or is otherwise required in connection with, the execution, delivery and performance of this Agreement, the Note, or any of the other Security Instruments.

         Section 6.10. DISCLOSURE. Neither the Schedules hereto, nor any certificate, statement, report or other document furnished to the Lender by the Company in connection herewith or in connection with any transaction contemplated hereby, nor this Agreement contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained therein not misleading.

         Section 6.11. REGULATION U. The Company does not own any "margin stock" as such term is defined in Regulation U, as amended (12 C.F.R. Part 221) issued by the Board of Governors of the Federal Reserve System (the "Board"). None of the proceeds of the Loan will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry margin stock or for any other purpose which might constitute any of the loans under this Agreement a "purpose credit" within the meaning of said Regulation U or Regulation X (12 C.F.R. Part 224) of the Board. Neither the Company nor any agent acting in its behalf has taken or will take any action which might cause this Agreement or any of the other Security Instruments to violate any regulation of the Board or to violate the Securities Exchange Act of 1934.

         Section 6.12. INVESTMENT COMPANY. The Company is not an "investment company", or an "affiliated person" of, or "Promoter" or "Principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended (15 U.S.C. ss. 80a-1, et seq.) The acquisition of the Note by the Lender, the application of the proceeds and repayment thereof by the Company and the performance of the transactions contemplated by this Agreement will not violate any provision of said Act, or any rule, regulation or order issued by the Securities and Exchange Commission thereunder.

         SECTION 7. PAYMENT OBLIGATIONS OF LENDER

         Section 7.1. PAYMENT OF THE SUPERIOR MORTGAGES. The Lender agrees to pay to the holders of the Superior Mortgages the unpaid principal balance thereof, together with all interest thereon, as and when required by the terms of the Superior Mortgages and, in the case of any prepayment permitted thereunder and hereunder 5 days after receipt from the Company. All such payments (other than optional prepayments) shall be made before the expiration of the applicable grace periods provided for such payments as contained in the Superior Mortgages.

         Notwithstanding the foregoing, the obligation of the Lender to make the payments of principal and interest as and when due under the Superior Mortgages is conditioned upon the following:

         (i) the Company shall have made timely payment of all installments of principal and interest due under the Wraparound Note and the Wraparound Mortgage, and the Company shall not be in default under any other provision of the Wraparound Note or the Wraparound Mortgage, which can be complied with by the payment of monies; provided, however, the suspension by the Company of any payment on the Notes pursuant to
         Section 2.11 hereof shall not suspend the Lender's obligation to make payments of princpal and interest as and when due; and

         (ii) the Company shall not have received any notice of a default under any of the terms of either Superior mortgage, exclusive of those provisions dealing with payments of principal and interest due thereunder.

         The Lender does not assume any of the other obligations under the Superior Mortgages.

         Any and all expenses, including but not limited to, title company charges, recording and filing fees, legal fees of the attorneys for the holder of the Superior Mortgages and any tax that may be hereafter imposed by any taxing authority in connection with the compliance by the Lender with the provisions hereof dealing with the payments made or to be made to the holders of the Superior Mortgages shall be paid promptly by the Company upon demand therefor by the Lender.

         Section 7.2. MANDATORY PREPAYMENTS OF THE SUPERIOR MORTGAGES. In the event the unpaid principal balance of either of the Superior Mortgages is reduced by the holder thereof, applying insurance proceeds or condemnation awards in reduction of its principal sum, so that the obligations of the Lender to pay to either holder of the Superior Mortgages the unpaid principal balance thereof as hereinbefore provided is similarly reduced then and in such event the Lender agrees that the Company's obligation to pay the total indebtedness to the Lender under the Wraparound Note shall be likewise reduced by an equivalent amount to be deducted from the final payments to be made by the Company to the Lender in the inverse order of their due date.

         Section 7.3. OFFSET. If the Lender shall default in making any required payment of principal or interest under the Superior Mortgages, the Company shall have the right to advance the funds necessary to cure such default, and all funds so advanced by the Company, together with interest thereon at the rate set forth in Section 2.4 shall be credited against the next installments of interest and principal due under the Wraparound Note.

         Section 7.4. NOTICES BY LENDER. The Lender agrees to send to the Company, promptly after receipt thereof, copies of any notices received by it from the holders of the Superior Mortgages. In addition, the Lender agrees to send to the Company, at the time the Lender makes each payment provided herein to be made by the Lender to the holders of the Superior Mortgages, an advice that such payment has been made; a copy of the holder's check will suffice.

         SECTION 8. MISCELLANEOUS.

         Section 8.1. COLLECTION COSTS. In the event that the Lender shall retain or engage an attorney or attorneys to collect or enforce or protect its interests with respect to this Agreement, or any other Security Instrument, or to protect the rights of any holder or holders with respect thereto, the Company shall pay all of the costs and expenses of such collection, enforcement or protection, including reasonable attorneys' fees, and the Lender or the holder of Notes, as the case may be, may take judgment for all such amounts, in addition to the unpaid principal balance of the Notes and accrued Interest thereon.

         Section 8.2. MODIFICATION AND WAIVER. No modification or waiver of any provision of the Notes or of this Agreement and no consent by the Lender to any departure therefrom by the Company shall be effective unless such modification or waiver shall be in writing and signed by a duly authorized signatory of the Lender, and the same shall then be effective only for the period and on the conditions and for the specific instances and purposes specified in such writing. No notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

         Section 8.3. NEW JERSEY LAW. The Notes and this Agreement shall be construed in accordance with and governed by the local laws of the State of New Jersey applicable to contracts executed and to be performed in such State.

         Section 8.4. NOTICES. All notices, requests, demands or other communications provided for herein shall be in writing and shall be deemed to have been given when sent by registered or certified mail, return receipt requested, or when personally delivered, addressed, as the case may be, to the Lender at the Claridge Hotel and Casino, Indiana Avenue and the Boardwalk, Atlantic City, New Jersey 08401, Attention: President or to the Company at Indiana Avenue and the Boardwalk, Atlantic City, New Jersey 08401, Attention:
Managing.General Partner, or to such other person or address as either party shall designate to the other from time to time in writing forwarded in like manner.

         Section 8.5. [Intentionally left blank]

         Section 8.6. FEES AND EXPENSES. The Company shall pay on demand all out-of-pocket costs, fees and expenses incurred by the Lender in connection with the transactions contemplated hereunder.

         Section 8.7. STAMP OR OTHER TAX. Should any stamp or excise tax become payable in respect of this Agreement, or the Notes, or any modification hereof or thereof, the Company shall pay the same (including interest and penalties, if any) and shall hold the Lender harmless with respect thereto.

         Section 8.8. WAIVER OF JURY TRIAL AND SETOFF. The Company hereby waives trial by jury in any litigation in any court with respect to, in connection with, or arising out of this Agreement, or the Notes, or any other Security Instrument or the validity, protection, interpretation, collection or enforcement thereof, or any other claim or dispute howsoever arising, between the Company and the Lender, and the Company hereby waives the right to interpose any setoff or counterclaim or cross-claim in connection with any such litigation, irrespective of the nature of such setoff, counterclaim or cross-claim, except to the extent that the failure so to assert any such set-off, counterclaim or cross-claim would preclude the prosecution if the same.

         Section 8.9. CAPTIONS. The captions of the various sections and paragraphs of this Agreement have been inserted only for the purposes of convenience; such captions are not a part of this Agreement and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement.

         Section 8.10. SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

         Section 8.11. BENEFIT OF AGREEMENT. This Agreement shall be binding upon and inure to the benefit of the Company and the Lender and their respective successors and assigns, and all subsequent holders of the Notes.

         Section 8.12. COUNTERPARTS. This Agreement may be executed by the parties hereto individually or in any combination, in one or more counterparts, each of which shall be an original and all of which shall together constitute one and the same agreement.

         Section 8.13. OBLIGATIONS NON-RECOURSE. Neither the Company nor its partners shall be personally liable to the Lender for (a) the non-payment of any principal of or interest on the Notes, (b) the non-payment of any other amount owing to the Lender under this Agreement, or (c) damages arising out of the failure to perform any obligation under this Agreement, the Lender's recourse being expressly limited to the Collateral; provided, however, that nothing contained in this Agreement shall limit, restrict or impair the rights of the Lender to accelerate the maturity of the Notes and all other Indebtedness upon the occurrence of an Event of Default, to bring suit and obtain a judgment against the Company or its general partners on the Notes and such other Indebtedness (so long as the Company or its partners shall not have any personal liability upon any such judgment except to the extent of its interest in the Collateral and the satisfaction thereof shall be limited to the Collateral) or to exercise all rights and remedies provided in this Agreement or otherwise to realize upon the Collateral. This ss.8.13 shall not be deemed to be a waiver by the Lender of any claims in the nature of fraud or deceit arising under or in connection with this Agreement.

         IN WITNESS WHEREOF, the Company and the Lender have caused this Agreement to be duly executed as of the day and year first above written.

                                            ATLANTIC CITY BOARDWALK
                                                 ASSOCIATES, L.P.


                                            By /s/  Robert K. Swanson
                                               --------------------------------
                                            Name:  Robert K. Swanson
                                            Title: Managing General Partner


[Corporate seal]                            THE CLARIDGE AT PARK PLACE,
                                                  INCORPORATED

                                             By /s/ William M. Dougall
                                                -------------------------------
                                             Name:   William  M. Dougall
                                             Title:  President

                                   Exhibit 2.2
                                   -----------

         $127,000,000                                     October 31, 1983

                            WRAPAROUND MORTGAGE NOTE
                               New York, New York

         FOR VALUE RECEIVED, the undersigned, ATLANTIC CITY BOARDWALK ASSOCIATES, L.P., a New Jersey limited partnership with an address at The Claridge Hotel and Casino, Indiana Avenue and the Boardwalk, Atlantic City, New Jersey 08401 (the "Borrower") promises to pay to the order of THE CLARIDGE AT PARK PLACE, INCORPORATED, a New Jersey corporation with an address at The Claridge Hotel and Casino, Indiana Avenue and the Boardwalk, Atlantic City, New Jersey 08401, or its successors and assigns (the "Payee"), at its address at The Claridge Hotel and Casino, Indiana Avenue and the Boardwalk, Atlantic City, New Jersey 08401, or at such other place as the holder hereof may from time to time designate in writing, the principal sum of ONE HUNDRED TWENTY-SEVEN MILLION DOLLARS ($127,000,000) in lawful money of the United States which shall be legal tender for the payment of all debts, public and private, at the time of payment together with interest thereon as hereinafter computed from the date hereof until said principal sum shall have been paid in full, all as more fully hereinafter set forth.

I.       DEFINITIONS.
         ------------

         Terms used herein which are defined in the wraparound mortgage loan agreement of even date herewith made between Borrower and Payee (the "Loan Agreement") and not otherwise defined herein shall have the same meanings herein as in the Loan Agreement.

II.      PRINCIPAL AND INTEREST PAYMENTS.
         --------------------------------

         A. Principal and interest shall be payable as follows:

         1. During each Fiscal Year, Borrower shall pay to Payee Basic Interest in monthly installments at the time and in the manner provided in the Loan Agreement.

         2. On the Maturity Date, the Cumulative Deferred Interest shall be due and shall be paid.

         3. Mandatory payments of principal shall be due and shall be paid as follows:

                      (i) On the last day of each month in the Fiscal Year set forth in Column I below, one-twelfth of the corresponding amount set forth in Column II below:

         Column I                           Column II
         --------                           ---------
       (Fiscal Year)                   (Principal Payment)
          1988                             $1,000,000
          1989                              3,000,000
          1990                              5,000,000
          1991                              5,000,000
          1992                              6,000,000
          1993                              7,000,000

                      (ii) On December 31, 1993, the sum of $53,000,000.

         4. On the Maturity Date, Borrower shall pay to Payee the following amounts which shall then be due and payable:

         (i) accrued but unpaid Basic Interest; plus

         (ii) the outstanding principal balance of the Loan; plus

         (iii) any other payments due from Borrower to Payee.

         Except as permitted pursuant to the Loan Agreement, Borrower shall not be permitted to prepay the Loan or any interest.

         In the event this Note or any part of the indebtedness evidenced hereby be collected by law or through or under advice from any attorney at law, the holder hereof shall be entitled to collect all costs of collection, including reasonable attorney's fees.

         This Note is secured by an Expandable Wraparound Mortgage of property located in Atlantic County, New Jersey and by the other Security Instruments.

         On default by Borrower in any payment due pursuant to this Note, the Wraparound Mortgage or the Loan Agreement and the failure of Borrower to make suph payment within the time provided in this Note, the Wraparound Mortgage or the Loan Agreement, including any applicable grace period provided in the Wraparound Mortgage or the Loan Agreement, or on default by Borrower in the performance of any of the terms or conditions of the Loan Agreement, the Wraparound Mortgage or any of the other Security Instruments, all of the terms and conditions of which are incorporated herein by reference, beyond any period provided therein for the curling thereof, the whole Loan and accrued interest shall, at the option of the holder hereof, to be exercised at any time thereafter, become due and payable at once, notice of the exercise of such option being hereby expressly waived.

         Any payment of the Loan or interest not paid when due shall bear interest from the due date thereof until paid at the rate set forth in Section
2.4 of the Loan Agreement.

         This Note shall be construed and enforced in accordance with the laws of the State of New Jersey.

         All parties to this Note, and any endorsers, sureties and guarantors hereof or hereon, hereby waive presentment for payment, demand, protest, notice of nonpayment or dishonor and of protest ad (except as otherwise provided in the Loan Agreement) any and all other notices and demands whatsoever, and agree to remain bound until the Loan and interest are paid in full notwithstanding any extensions of time for payment which may be granted, even thought the period of extension be indefinite, and notwithstanding any inaction by, or failure to assert any legal right available to, the holder of this Note.

         Neither the Borrower nor its partners shall be personally liable to the Payee for (a) the non-payment of any principal of or interest on this Note, (b) the non-payment of any other amount owing to the Payee under this Note or the Loan Agreement, or (c) damages arising out of the failure to perform any obligation under this Agreement, the Payee's recourse being expressly limited to the Collateral Note, the Wraparound Mortgage or the Loan (as such quoted term is defined in the Loan Agreement).

         IN WITNESS WHEREOF, this Note has been executed by Borrower the day, month and year first above written.



                                            ATLANTIC CITY BOARDWALK
                                                     ASSOCIATES, L.P.


                                            By:
                                               ----------------------------
                                            Name:   Robert K. Swanson
                                            Title:  Managing General Partner

                                  SCHEDULE 4.1

                              EXISTING INDEBTEDNESS
                              ---------------------

1. $5,000,000 loan made by DEWNJ to the Operating Company with a maturity date of 10/31/83.

2. $5,000,000 working capital loan made by DEWNJ (or DEW) to the Operating Company with a maturity date of December 31, 1984.

3. $500,000 offering expense loan made by DEWNJ (or DEW) to the Operating Company with a maturity date of December 31, 1989.

4. Morgan Guaranty Trust Company of New York loan to the Limited Partnership in connection with the Investor Notes (as defined in the Limited Partnership Agreement).

5. First National State Bank slot loan to the Company.

6. Connecticut Bank and Trust, N.A. loan to the Company.

7. Citibank, N.A. loan to the Company.